Exhibit 99.1

Investor Relations Contact:
Anurag Maheshwari, 321-727-9383
anurag.maheshwari@harris.com

Media Relations Contact:
Jim Burke, 321-727-9131
jim.burke@harris.com

Harris Corporation Reports Strong Fourth Quarter and Fiscal 2018 Results...
Well Positioned to Accelerate Growth

•	4Q18 revenue up 8% to $1.7 billion; orders up 18%; book-to-bill 1.1

•	4Q18 GAAP EPS from continuing operations up 29% to $1.74; non-GAAP[1] up 19% to $1.78

•	FY18 revenue up 5%; orders up 23%; book-to-bill 1.2

•	FY18 GAAP EPS from continuing operations up 16% to $5.94; non-GAAP up 18% to $6.50

•	FY18 operating cash flow, adjusted operating cash flow[2] and adjusted free cash flow[2] of $751 million, $1,051 million and $915 million, respectively

•	Initiated FY19 guidance:[3] EPS from continuing operations of $7.65 - $7.85; revenue up 6 - 8%; free cash flow ≥ $1 billion
___________________________________________________________________________________________
MELBOURNE, Fla., July 31, 2018 — Harris Corporation (NYSE:HRS) reported fiscal 2018 fourth quarter revenue of $1.7 billion, up 8% compared with the prior year. Earnings per diluted share (EPS) from continuing operations increased to $1.74 (GAAP) and $1.78 (non-GAAP1), up 29% and 19%, respectively, versus prior year. GAAP operating margin expanded 150 basis points to 19.3% and non-GAAP operating margin expanded 50 basis points to 19.6%.
"We ended the year on a high note with strong fourth quarter results capping a successful 2018," said William M. Brown, chairman, president and chief executive officer. "We achieved our highest revenue growth in the last seven years with all three segments up year over year, high teens EPS growth, record free cash flow and more than half a billion dollars returned to shareholders. With a well-funded budget, solid backlog growth, strong customer relationships and a culture of operational excellence, we are well positioned to accelerate growth, increase margins and generate free cash flow in excess of $1 billion."

_____________________________________________________________________________________________________
1Reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.
2Excluding $300M voluntary pension contribution made in 3Q18.
3Reflects adoption of new revenue recognition standard (ASC 606) - refer to guidance paragraph for more information.

Summary Financial Results

($ millions, except per share data)	Fourth Quarter			Full Year
	FY 2018	FY 2017	Change	FY 2018	FY 2017	Change
Orders	$1,861	$1,574	18%	$7,429	$6,026	23%
Revenue	$1,666	$1,542	8%	$6,182	$5,900	5%

(GAAP comparison)
Operating income	$322	$275	17%	$1,122	$1,073	5%
Operating margin	19.3%	17.8%	150bps	18.1%	18.2%	(10)bps
Earnings per share	$1.74	$1.35	29%	$5.94	$5.12	16%

(Non-GAAP comparison)
Operating income*	$327	$295	11%	$1,186	$1,131	5%
Operating margin*	19.6%	19.1%	50bps	19.2%	19.2%	—
Earnings per share*	$1.78	$1.49	19%	$6.50	$5.53	18%

*Reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

Revenue increased 8% for the quarter and 5% for the year, led by growth in Communication Systems and Electronic Systems. GAAP and non-GAAP EPS grew double digits for the quarter and the year driven by higher volume, operational excellence, higher pension income, lower share count and tax gains, partially offset for the year by a $36 million unfavorable impact from the ADS-B program transition in the first half of fiscal 2018. GAAP EPS growth also reflected, for the quarter, debt refinancing and other charges partially offset by adjustments related to tax reform, and for the year, other prior period items reconciled in the attached financial tables. Non-GAAP operating margin expanded 50 basis points to 19.6% for the quarter and remained strong at 19.2% for the year. Orders increased 18% for the quarter and 23% for the year, resulting in a book-to-bill of 1.1 and 1.2, respectively.

Communication Systems

($ millions)	Fourth Quarter			Full Year
	FY 2018	FY 2017	Change	FY 2018	FY 2017	Change
Revenue	$523	$449	16%	$1,903	$1,753	9%
Operating income	$162	$146	11%	$571	$524	9%
Operating margin	31.0%	32.5%	(150)bps	30.0%	29.9%	10bps

Fourth quarter segment revenue increased 16% from growth in all three businesses. Tactical Communications revenue grew 21%, with DoD up 46% on strong readiness and modernization demand and International up 10% from solid growth in the Middle East and Asia Pacific. Night Vision revenue grew double digits on increased U.S. Army demand. Operating income grew 11% to $162 million on increased volume and operational efficiencies.
Orders strength for the segment continued in the quarter, marking its eighth straight quarter of year-over-year orders growth.
Tactical Communications received several significant awards to meet U.S. DoD readiness demand, support U.S Army modernization, extend Harris ground-based radio expertise into adjacent markets and combat evolving international threats:

•	1,129 HMS Manpack initial production radios for the U.S. Army, a key milestone in a multi-year modernization

•	1,014 handheld radios for the U.S. Air Force Special Operations Command

•	$31 million from the U.S. Marine Corps for 117G Manpack radios with MUOS capability and MUOS software upgrades

•
$130 million, 5-year, sole source IDIQ contract from the U.S. Air Force to develop and deliver Handheld Video Data Link radios that enable information to be distributed from airborne assets to ground warfighters

•	More than $150 million from countries in Europe, Asia Pacific and the Middle East supporting counter-terrorism, border control programs and security force modernization

Public Safety was awarded $26 million in contracts from U.S. Customs and Border Protection for advanced digital handheld radios, as it continues to diversify its customer base from state and local governments to federal agencies and public utilities.

Full year segment revenue increased 9% from 35% growth in DoD Tactical and double-digit growth in Night Vision. Operating margins expanded 10 basis points to 30.0%. Orders grew 28%, resulting in a book-to-bill of 1.25 and greater than 1.0 in all three businesses. Tactical Communications backlog increased more than 80% compared with the prior year.

Electronic Systems

($ millions)	Fourth Quarter			Full Year
	FY 2018	FY 2017	Change	FY 2018	FY 2017	Change
Revenue	$640	$591	8%	$2,373	$2,251	5%
Operating income	$119	$104	14%	$441	$464	(5)%
Operating margin	18.6%	17.6%	100bps	18.6%	20.6%	(200)bps

Fourth quarter segment revenue increased 8% from growth in Avionics on increased F-35 production, in Electronic Warfare (EW) from F-16 and F/A-18 platforms and in C4ISR from the ramp of the U.K. robotics and UAE battle management programs. Operating income grew 14% to $119 million and margin expanded 100 basis points on higher volume and productivity.
Segment orders grew double digits for the fifth consecutive quarter led by strength in EW and Mission Networks. New awards continued to strengthen Harris' strategic position in EW on long-term platforms and included a $400 million, multi-year, sole source IDIQ contract to support international F-16s, with an initial order of $58 million from Turkey. In addition, Harris received a $44 million, follow-on development contract from the U.S. Air Force supporting B-52 countermeasure systems.
Harris also leveraged its highly successful FAA managed services model to capture a 15-year, $141 million systems integration contract to modernize India's air traffic management communications infrastructure, supporting growth in one of the world's largest aviation markets.
Full year segment revenue was up 5% with strong operating margin of 18.6% despite the unfavorable impact of ADS-B in the first half of the year. Orders were up 33% to $3.1 billion, including $1.1 billion on F-35, F/A-18 and F-16 platforms, resulting in a book-to-bill of 1.3.

Space and Intelligence Systems

($ millions)	Fourth Quarter			Full Year
	FY 2018	FY 2017	Change	FY 2018	FY 2017	Change
Revenue	$508	$506	—	$1,921	$1,902	1%
Operating income	$86	$80	8%	$336	$311	8%
Operating margin	16.9%	15.8%	110bps	17.5%	16.4%	110bps

Fourth quarter segment revenue was flat, as higher volume in Classified programs, driven by small satellites and space superiority programs, was offset by expected lower revenue from environmental programs. Operating income grew 8% to $86 million and margin expanded 110 basis points from strong program execution and incremental pension income.

In Classified programs, order momentum remained strong, with funding received for an exquisite space system program award announced in the third quarter and for U.S. missile warning, missile defense and space surveillance missions under the SENSOR program.
In addition, extending a 20-year partnership with the National Geospatial-Intelligence Agency, Harris received three, 10-year, multi-award IDIQ contracts totaling $1.5 billion to create, manage and disseminate high-quality geospatial-intelligence information.
Full year segment revenue was up 1% as growth in Classified programs was partially offset by the expected headwind from environmental programs. Operating income increased 8% and operating margin expanded 110 basis points on productivity and higher pension income. Orders increased 6%, resulting in a book-to-bill of greater than 1.0.

Cash and Capital Deployment

($ millions)	Fourth Quarter			Full Year
	FY 2018	FY 2017	Change	FY 2018	FY 2017	Change
Operating cash flow	$521	$80	$441	$751	$569	$182
Adjusted operating cash flow*	$521	$480	$41	$1,051	$969	$82
Adjusted free cash flow*	$464	$440	$24	$915	$850	$65

*Reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

In fiscal 2018, Harris generated $915 million in adjusted free cash flow, excluding a $300 million voluntary pension contribution in the third quarter, and returned $544 million to shareholders through dividends and share repurchases.

Guidance
As a result of strong momentum and performance in fiscal 2018, Harris initiated the following guidance1 for fiscal 2019:

•	Revenue in a range of $6.53 - 6.65 billion, up 6 - 8% from fiscal 2018

•	EPS from continuing operations in a range of $7.65 - $7.85

•	Free cash flow ≥ $1 billion

•	Tax rate of ~17.0%

_______________________________________________________________________________________________________________________________
1Effective June 30, 2018 (the first day of fiscal 2019), Harris adopted the new revenue recognition standard, Accounting Standards Codification 606, Revenue from Contracts with Customers, using the full retrospective method. Fiscal 2019 guidance reflects adoption of the new revenue recognition standard, and Table 8 in the attached tables presents preliminary unaudited selected historical segment financial information on the basis of the new revenue recognition standard, as supplemental information for comparability purposes.

Conference Call and Webcast
Harris will host a conference call today, July 31, at 8:30 a.m. Eastern Time (ET) to discuss its fiscal 2018 fourth quarter financial results. The dial-in numbers for the teleconference are (U.S.) (877) 407-6184 and (International) (201) 389-0877, and participants will be directed to an operator. Please allow at least 10 minutes before the scheduled start time to connect to the teleconference. Participants are encouraged to listen via live webcast and view management’s supporting slide presentation at https://www.harris.com/investors/financial-reports. A recording of the call will be available on the Harris website beginning at approximately 12 p.m. ET on July 31.
About Harris Corporation
Harris Corporation is a leading technology innovator, solving customers’ toughest mission-critical challenges by providing solutions that connect, inform and protect. Harris supports government and commercial customers in more than 100 countries and has approximately $6 billion in annual revenue. The company is organized into three business segments: Communication Systems, Electronic Systems and Space and Intelligence Systems. Learn more at harris.com.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission (“SEC”), including earnings per diluted share from continuing operations for the fourth quarter of fiscal 2018 and the full year fiscal 2018, in each case excluding the impact of losses and other costs related to debt refinancing, a non-cash charge related to consolidation of certain Exelis facilities initiated in fiscal 2017 and non-cash adjustments related to tax reform, and in the case of the full year fiscal 2018, also excluding charges related to a decision to transition and exit a commercial line of business and other items and a non-cash charge from an adjustment for deferred compensation; operating income and operating margin for the fourth quarter of fiscal 2018 and the full year fiscal 2018, in each case excluding a non-cash charge related to consolidation of certain Exelis facilities initiated in fiscal 2017, and in the case of the full year fiscal 2018, also excluding charges related to a decision to transition and exit a commercial line of business and other items and a non-cash charge from an adjustment for deferred compensation; operating income, operating margin and earnings per diluted share from continuing operations for the fourth quarter of fiscal 2017 and the full year fiscal 2017, in each case excluding Exelis acquisition-related and other charges; free cash flow for the fourth quarter of fiscal 2018, excluding cash flow for capital expenditures; operating cash flow and free cash flow for the full year fiscal 2018, in each case adjusted for the voluntary pension contribution in the third quarter of fiscal 2018, and in the case of free cash flow, also excluding cash flow for capital expenditures; and operating cash flow and free cash flow for the fourth quarter of fiscal 2017 and the full year fiscal 2017, in each case adjusted for the voluntary pension contribution in the fourth quarter of fiscal 2017, and in the case of free cash flow, also excluding cash flow for capital expenditures. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

Attachments: Financial statements (8 tables)

Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: earnings, revenue, free cash flow, and tax rate guidance for fiscal 2019; potential contract opportunities and awards; the potential value of contract awards; statements regarding being well positioned to accelerate growth, increase margins and generate free cash flow in excess of $1 billion and other statements regarding outlook or that are not historical facts. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company's consolidated results, future trends and forward-looking statements could be affected by many factors, risks and uncertainties, including but not limited to: the loss of the company's relationship with the U.S. Government or a change or reduction in U.S. Government funding; potential changes in U.S. Government or customer priorities and requirements (including potential deferrals of awards, terminations, reductions of expenditures, changes to respond to the priorities of Congress and the Administration, budgetary constraints, debt ceiling implications, sequestration and cost-cutting initiatives); a security breach, through cyber attack or otherwise, or other significant disruptions of the company's IT networks and systems or those the company operates for customers; the level of returns on defined benefit plan assets and changes in interest rates; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; changes in estimates used in accounting for the company’s programs; financial and government and regulatory risks relating to international sales and operations; effects of any non-compliance with laws; the company's ability to continue to develop new products that achieve market acceptance; the consequences of uncertain economic conditions and future geo-political events; strategic acquisitions and divestitures and the risks and uncertainties related thereto, including the company's ability to manage and integrate acquired businesses and realize expected benefits and the potential disruption to relationships with employees, suppliers and customers, including the U.S. Government, and to the company's business generally; performance of the company's subcontractors and suppliers; potential claims related to infringement of intellectual property rights or environmental remediation or other contingencies, litigation and legal matters and the ultimate outcome thereof; risks inherent in developing new and complex technologies and/or that may not be covered adequately by insurance or indemnity; changes in the company's effective tax rate; significant indebtedness and unfunded pension liability and potential downgrades in the company's credit ratings; unforeseen environmental issues; natural disasters or other disruptions affecting the company's operations; changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired; the company's ability to attract and retain key employees, maintain reasonable relationships with unionized employees and manage escalating costs of providing employee health care; or potential tax, indemnification and other liabilities and exposures related to Exelis' spin-off of Vectrus, Inc. and Exelis' spin-off from ITT Corporation. Further information relating to these and other factors that may impact the company's results, future trends and forward-looking statements are disclosed in the company's filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future event, or otherwise.

Table 1
HARRIS CORPORATION
FY '18 Fourth Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(Unaudited)

	Quarter Ended		Fiscal Year Ended
	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017

	(In millions, except per share amounts)
Revenue from product sales and services	$1,666	$1,542	$6,182	$5,900
Cost of product sales and services	(1,065)	(995)	(3,931)	(3,734)
Engineering, selling and administrative expenses	(279)	(272)	(1,129)	(1,093)
Operating income	322	275	1,122	1,073
Non-operating income (loss)	(26)	—	(28)	2
Interest income	1	1	2	2
Interest expense	(46)	(42)	(170)	(172)
Income from continuing operations before income taxes	251	234	926	905
Income taxes	(39)	(68)	(205)	(267)
Income from continuing operations	212	166	721	638
Discontinued operations, net of income taxes	5	(35)	(3)	(85)
Net income	$217	$131	$718	$553

Net income per common share
Basic
Continuing operations	$1.78	$1.37	$6.06	$5.19
Discontinued operations	0.05	(0.28)	(0.02)	(0.69)
	$1.83	$1.09	$6.04	$4.50
Diluted
Continuing operations	$1.74	$1.35	$5.94	$5.12
Discontinued operations	0.05	(0.28)	(0.02)	(0.68)
	$1.79	$1.07	$5.92	$4.44

Cash dividends paid per common share	$0.57	$0.53	$2.28	$2.12
Basic weighted average common shares outstanding	118.5	120.3	118.6	122.6
Diluted weighted average common shares outstanding	121.3	122.2	121.1	124.3

Table 2
HARRIS CORPORATION
FY '18 Fourth Quarter Summary
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Quarter Ended		Fiscal Year Ended
	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017

	(In millions)
Revenue
Communication Systems	$523	$449	$1,903	$1,753
Electronic Systems	640	591	2,373	2,251
Space and Intelligence Systems	508	506	1,921	1,902
Corporate eliminations	(5)	(4)	(15)	(6)
	$1,666	$1,542	$6,182	$5,900
Income From Continuing Operations Before Income Taxes
Segment Operating Income:
Communication Systems	$162	$146	$571	$524
Electronic Systems	119	104	441	464
Space and Intelligence Systems	86	80	336	311
Unallocated corporate expense and corporate eliminations	(45)	(55)	(226)	(226)
Non-operating income (loss)	(26)	—	(28)	2
Net interest expense	(45)	(41)	(168)	(170)
	$251	$234	$926	$905

Table 3
HARRIS CORPORATION
FY '18 Fourth Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Fiscal Year Ended
	June 29, 2018	June 30, 2017

	(In millions)
Operating Activities
Net income	$718	$553
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	158	183
Amortization of intangible assets from Exelis Inc. acquisition	101	128
Qualified pension plan contributions	(301)	(589)
Pension income and share-based compensation	(53)	(55)
Impairment of goodwill and other assets	—	240
(Gain) loss on sales of businesses, net	—	14
Loss on extinguishment of debt	24	—
(Increase) decrease in:
Accounts receivable	(112)	111
Inventories, net of advance payments and unearned income	(21)	(14)
Increase (decrease) in:
Accounts payable	82	18
Other	155	(20)
Net cash provided by operating activities	751	569
Investing Activities
Net additions of property, plant and equipment	(136)	(119)
Proceeds from sales of businesses, net	—	1,014
Adjustment to proceeds from sales of businesses, net	(2)	(25)
Other investing activities	(3)	—
Net cash provided by (used in) investing activities	(141)	870
Financing Activities
Net proceeds from borrowings	1,387	85
Repayments of borrowings	(1,658)	(584)
Proceeds from exercises of employee stock options	34	54
Repurchases of common stock	(272)	(710)
Cash dividends	(272)	(262)
Other financing activities	(24)	(21)
Net cash used in financing activities	(805)	(1,438)
Effect of exchange rate changes on cash and cash equivalents	(1)	(4)
Net decrease in cash and cash equivalents	(196)	(3)
Cash and cash equivalents, beginning of year	484	487
Cash and cash equivalents, end of year	$288	$484

Table 4
HARRIS CORPORATION
FY '18 Fourth Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

	June 29, 2018	June 30, 2017

	(In millions)
Assets
Cash and cash equivalents	$288	$484
Receivables	735	623
Inventories	925	841
Property, plant and equipment	900	904
Goodwill	5,372	5,366
Other intangible assets	989	1,104
Other assets	630	768
	$9,839	$10,090
Liabilities and Equity
Short-term debt	$78	$80
Accounts payable	622	540
Compensation and benefits	142	140
Advance payments and unearned income	314	252
Current portion of long-term debt, net	304	554
Defined benefit plans	714	1,278
Long-term debt, net	3,408	3,396
Other liabilities	935	922
Equity	3,322	2,928
	$9,839	$10,090

HARRIS CORPORATION
FY '18 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of income from continuing operations per diluted common share, operating income, operating margin and net cash provided by operating activities, adjusted to exclude certain costs, charges, expenses and losses or other amounts. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris’ business trends and to understand Harris’ performance. In addition, Harris may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 5
HARRIS CORPORATION
FY '18 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Income from Continuing Operations per Diluted Common Share
(Unaudited)

	Quarter Ended		Fiscal Year Ended
	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017
GAAP income from continuing operations per diluted common share	$1.74	$1.35	$5.94	$5.12
Adjustments:
Losses and other costs related to debt refinancing	0.22	—	0.22	—
Charges related to decision to transition and exit a commercial line of business and other items	—	—	0.39	—
One-time non-cash charge from an adjustment for deferred compensation	—	—	0.10	—
Exelis Inc. acquisition-related and other charges	0.05	0.16	0.05	0.46
Total pre-tax adjustments	$0.27	$0.16	$0.76	$0.46
Income taxes on above adjustments	(0.08)	(0.02)	(0.21)	(0.05)
Impact of non-cash adjustments related to tax reform	(0.15)	—	0.01	—
Total adjustments after-tax	$0.04	$0.14	$0.56	$0.41
Non-GAAP income from continuing operations per diluted common share	$1.78	$1.49	$6.50	$5.53

Table 6
HARRIS CORPORATION
FY '18 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Operating Income and Operating Margin
(Unaudited)

	Quarter Ended			Fiscal Year Ended
	June 29, 2018			June 29, 2018
	As Reported	Adjustment(A)	Non-GAAP	As Reported	Adjustment(A)	Non-GAAP

	(In millions)
Revenue	$1,666	$—	$1,666	$6,182	$—	$6,182
Operating income	$322	$5	$327	$1,122	$64	$1,186
Operating margin	19.3%		19.6%	18.1%		19.2%

	Quarter Ended			Fiscal Year Ended
	June 30, 2017			June 30, 2017
	As Reported	Adjustment(B)	Non-GAAP	As Reported	Adjustment(B)	Non-GAAP

	(In millions)
Revenue	$1,542	$—	$1,542	$5,900	$—	$5,900
Operating income	$275	$20	$295	$1,073	$58	$1,131
Operating margin	17.8%		19.1%	18.2%		19.2%
(A)Non-cash charge in the quarter ended June 29, 2018 related to consolidation of certain Exelis Inc. facilities initiated in fiscal 2017; charges related to decision to transition and exit a commercial line of business and other items in the quarter ended March 30, 2018; and a non-cash charge from an adjustment for deferred compensation in the quarter ended December 29, 2017
(B)Exelis Inc. acquisition-related and other charges

Table 7
HARRIS CORPORATION
FY '18 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted Net Cash Provided by Operating Activities and Adjusted Free Cash Flow
(Unaudited)

	Quarter Ended		Fiscal Year Ended
	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017	Fiscal Year 2019 (Guidance)

	(In millions)
Net cash provided by operating activities	$521	$80	$751	$569	>$1,170
Adjustment for voluntary contribution to qualified pension plans	—	400	300	400	—
Adjusted net cash provided by operating activities	$521	$480	$1,051	$969	>$1,170
Less capital expenditures	(57)	(40)	(136)	(119)	(170)
Adjusted free cash flow	$464	$440	$915	$850	>$1,000

Table 8
HARRIS CORPORATION
PRELIMINARY UNAUDITED SELECTED
FY '18 and FY '17 SEGMENT FINANCIAL INFORMATION
UNDER NEW REVENUE RECOGNITION STANDARD
Effective fiscal 2019, Harris adopted the new revenue recognition standard, Accounting Standards Codification 606, Revenue from Contracts with Customers, using the full retrospective method. The following preliminary unaudited selected prior period segment financial information on the basis of the new revenue recognition standard is presented as supplemental information for comparability purposes.

	AS ADJUSTED (PRELIMINARY)
	Quarter Ended				Fiscal Year Ended
	September 29, 2017	December 29, 2017	March 30, 2018	June 29, 2018	June 29, 2018	June 30, 2017	% Inc/(Dec)
	(In millions)
Revenue
Communication Systems	$406	$492	$480	$526	$1,904	$1,755	8.5%
Electronic Systems	541	587	605	632	2,365	2,248	5.2%
Space and Intelligence Systems	467	464	482	504	1,917	1,900	0.9%
Corporate eliminations	(3)	(3)	(4)	(5)	(15)	(6)	***
	$1,411	$1,540	$1,563	$1,657	$6,171	$5,897	4.6%

Segment Operating Income
Communication Systems	$116	$144	$144	$162	$566	$514
Electronic Systems	112	103	107	116	438	469
Space and Intelligence Systems	87	81	82	82	332	309
	$315	$328	$333	$360	$1,336	$1,292

Segment Operating Margin
Communication Systems	28.6%	29.3%	30.0%	30.8%	29.7%	29.3%
Electronic Systems	20.7%	17.5%	17.7%	18.4%	18.5%	20.9%
Space and Intelligence Systems	18.6%	17.5%	17.0%	16.3%	17.3%	16.3%

	AS REPORTED
	Quarter Ended				Fiscal Year Ended
	September 29, 2017	December 29, 2017	March 30, 2018	June 29, 2018	June 29, 2018	June 30, 2017	% Inc/(Dec)
	(In millions)
Revenue
Communication Systems	$410	$489	$481	$523	$1,903	$1,753	8.6%
Electronic Systems	540	584	609	640	2,373	2,251	5.4%
Space and Intelligence Systems	466	465	482	508	1,921	1,902	1.0%
Corporate eliminations	(3)	(3)	(4)	(5)	(15)	(6)	***
	$1,413	$1,535	$1,568	$1,666	$6,182	$5,900	4.8%

Segment Operating Income
Communication Systems	118	144	147	162	571	524
Electronic Systems	109	101	112	119	441	464
Space and Intelligence Systems	87	81	82	86	336	311
	$314	$326	$341	$367	$1,348	$1,299

Segment Operating Margin
Communication Systems	28.8%	29.4%	30.6%	31.0%	30.0%	29.9%
Electronic Systems	20.2%	17.3%	18.4%	18.6%	18.6%	20.6%
Space and Intelligence Systems	18.7%	17.4%	17.0%	16.9%	17.5%	16.4%

*** Not meaningful